AMENDMENT TO

THIRD PARTY SECURITIES LENDING RIDER

THIS AMENDMENT entered into on December 10, 2025, as approved by the Board on November 20, 2025 (the “Amendment”) hereby amends the Third Party Securities Lending Rider, dated October 4, 2018, as previously amended between JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust IV, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, JPMorgan Institutional Trust, and Undiscovered Managers Funds (each, a “Trust”, and, collectively, the “Trusts”), on behalf of each series listed on Schedule A thereto severally and not jointly (each, a “Lender”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), and Citibank, N.A. (“Agent”), as amended (the “Rider”).

WITNESSETH:

WHEREAS, the parties entered into the Rider pursuant to which J.P. Morgan was appointed to provide certain Services described therein;

WHEREAS, the parties desire to amend Schedule A to the Rider as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Rider.

2. Amendments.

i. The Rider shall be amended as follows:

(A) Schedule A to the Rider is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as modified by this Amendment, the Rider is confirmed and shall remain in full force and effect.

3. Representations. Each party represents to the other parties that all representations contained in the Rider are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Rider and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Rider then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. Each reference to the Rider shall hereafter be construed as a reference to the Rider as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Rider remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6. Law and Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

JPMorgan Chase Bank, N.A.

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

J.P. Morgan Fleming Mutual Fund Group Inc.

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Institutional Trust

Undiscovered Managers Funds

on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	/s/ Bradley Fryer	By:	/s/ Shannon M. Gaines
Name:	Bradley Fryer	Name:	Shannon M. Gaines
Title:	Executive Director	Title:	Assistant Treasurer

Citibank, N.A., as Agent

By:	/s/ William Mascaro
Name:	William Mascaro
Title:	Managing Director

SCHEDULE A

List of Lenders & Accounts

Registered Investment Company	Fund Name	Custody Account Number(s)

J.P. Morgan Fleming Mutual Fund Group, Inc.	JPMorgan Mid Cap Value Fund	[REDACTED]

J.P. Morgan Mutual Fund Investment Trust	JPMorgan Growth Advantage Fund	[REDACTED]

JPMorgan Institutional Trust	JPMorgan Core Bond Trust	[REDACTED]

JPMorgan Trust I	JPMorgan California Tax Free Bond Fund[1]	[REDACTED]

JPMorgan Trust I	JPMorgan Corporate Bond Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Diversified Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Emerging Markets Debt Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Emerging Markets Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Europe Dynamic Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Floating Rate Income Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Global Allocation Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Global Bond Opportunities Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Hedged Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Income Builder Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Income Fund	[REDACTED]

JPMorgan Trust I	JPMorgan International Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan International Focus Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Developed International Value Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Managed Income Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Mid Cap Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan New York Tax Free Bond Fund[2]	[REDACTED]

JPMorgan Trust I	JPMorgan Research Market Neutral Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Short Duration Core Plus Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Small Cap Blend Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Small Cap Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Income Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2025 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2030 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2035 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2040 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2045 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2050 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2055 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2060 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement 2065 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend Income Fund	[REDACTED]

[1]	To be liquidated and reorganized under the JPMorgan California Tax Free Bond ETF on or about 2nd quarter 2026.
[2]	To be liquidated and reorganized under the JPMorgan New York Tax Free Bond ETF on or about 2nd quarter 2026.

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2025 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2030 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2035 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2040 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2045 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2050 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2055 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2060 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan SmartRetirement Blend 2065 Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Strategic Income Opportunities Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Tax Aware Real Return Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. GARP Equity Fund[3]	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Large Cap Core Plus Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Research Enhanced Equity Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Small Company Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Sustainable Leaders Fund	[REDACTED]

JPMorgan Trust I	JPMorgan U.S. Value Fund	[REDACTED]

JPMorgan Trust I	JPMorgan Value Advantage Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Core Bond Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Core Plus Bond Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Equity Income Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Equity Index Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Government Bond Fund	[REDACTED]

JPMorgan Trust II	JPMorgan High Yield Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Large Cap Growth Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Large Cap Value Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Mid Cap Growth Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Short Duration Bond Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Short-Intermediate Municipal Bond Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Small Cap Growth Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Small Cap Value Fund	[REDACTED]

JPMorgan Trust II	JPMorgan SMID Cap Equity Fund	[REDACTED]

JPMorgan Trust II	JPMorgan Tax Free Bond Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Emerging Markets Research Enhanced Equity Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Equity Premium Income Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Hedged Equity 2 Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Hedged Equity 3 Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Macro Opportunities Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Preferred and Income Securities Fund[4]	[REDACTED]

JPMorgan Trust IV	JPMorgan SmartRetirement 2065 Fund	[REDACTED]

[3]	To be liquidated and reorganized under the JPMorgan Fundamental Data Science Large Growth ETF on or about 2nd quarter 2026.
[4]	To be liquidated and reorganized under the JPMorgan Preferred and Income Securities ETF on or about 2nd quarter 2026.

JPMorgan Trust IV	JPMorgan SmartRetirement 2070 Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan SmartRetirement Blend 2065 Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan SmartRetirement Blend 2070 Fund	[REDACTED]

JPMorgan Trust IV	JPMorgan Ultra-Short Municipal Fund	[REDACTED]

Undiscovered Managers Funds	Undiscovered Managers Behavioral Value Fund	[REDACTED]